SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 11, 2015
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RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

At the June 11, 2015 Annual Meeting of Stockholders, Research Frontiers’ President and CEO Joseph M. Harary gave the presentation attached as Exhibit 99.2 and demonstrated the use of the Zuli Smartplug with the Company’s SPD SmartGlass. In relation thereto, Research Frontiers and Zuli Inc. issued the following press release which is attached as Exhibit 99.1 and reproduced below.

June 11, 2015 – Woodbury, NY and San Francisco, CA – Using a Zuli Smartplug, you can walk into a room with your smartphone, and have the lights automatically turn on, temperature adjust, and the glass in your windows instantly go from an energy-saving dark tint, to clear so you can see the magnificent views outside your home. Now, walk into another room and have those lights and windows adjust too, while the Zuli Smartplug automatically shuts off your devices in the room you left to save energy. Attendees at Research Frontiers' Annual Meeting of Stockholder experienced this today in a demonstration of an SPD-SmartGlass smart window operated by a Zuli Smartplug. Research Frontiers also announced a strategic investment in Zuli, Inc.

Joseph M. Harary, President and CEO of Research Frontiers, demonstrated how simple it is to use the Zuli Smartplug. He plugged the Zuli Smartplug into a wall outlet, and plugged an SPD-SmartGlass window into the Zuli Smartplug. He then operated a large smart window from an app on a smartphone. "The combination of the Zuli Smartplug with our SPD-SmartGlass is as simple as plugging in any lamp or appliance. The app gives you complete control over your room, whether it's your lights, appliances, thermostat, or now — your smart windows. The system works efficiently and elegantly, and is simple to set up while being functional, scalable and versatile."

What's a Zuli Smartplug?

Zuli Smartplugs can make every room in your home look and feel just the way you like it. All the things that contribute to your idea of perfect home comfort — lighting, temperature, your connection to the world outside, and more — respond to your every move.

Just plug in your Zuli Smartplug, connect any light, appliance, or other electrical device, like a smart window, and instantly get control from your smartphone. Turn devices on or off at the touch of a button, automatically in response to changing conditions, or on a schedule that you set, dim lights and adjust the tint of your windows to the perfect ambiance, create schedules for your lights or appliances with just a few taps, and easily monitor your power consumption to get more insight into your monthly energy costs and how to reduce them. With Zuli Presence, any room with a Zuli Smartplug will know when you’ve entered a room and instantly adapt to your personal lighting, temperature, and shading preferences — and then have everything turn off when you walk away.

Taylor Umphreys, President and CEO of Zuli, Inc. noted: "The smart window is an integral component of the modern smart home, and we have been interested in interfacing smart windows with our Smartplug and Presence technology for a while. We were very excited when Research Frontiers approached us for an investment and partnership, especially since their SPD-SmartGlass technology has become the best-performing and best-selling smart window technology in the world. Now paired with the simplicity and personalization of Zuli, your home will be a lot more intelligent and comfortable.”

What's SPD-SmartGlass?

SPD-Smart technology allows you to change the tint of your windows and skylights instantly, either at the touch of a button, or automatically. SPD-SmartGlass reduces cooling energy requirements in the summer, and heating energy requirements in the winter, by maintaining a pre-selected ideal level of light and temperature. SPD-SmartGlass also blocks harmful UV rays at all times. By more effectively controlling daylighting, SPD-Smart windows also allow “daylight harvesting,” which some independent sources estimate can save 35%-60% on lighting energy. With the growing pressure to reduce the energy use of buildings, many expect it to be a cornerstone of intelligent building design for years to come. Because SPD-SmartGlass can be retrofitted onto existing structures, even existing building stock can benefit from this green technology. This is significant since approximately 61% of all construction projects are retrofit projects, according to the U.S. Green Building Council.

SPD-Smart technology is the only smart glass technology that gives users the ability to instantly and precisely control the level of shading to any point between very dark and clear. This provides exceptional control over solar energy while also adding to user comfort, security, and protecting interiors. Available in glass or plastic, SPD-SmartGlass technology is currently being used in the automotive, architectural, aircraft and marine industries, and to protect priceless artifacts in museums from damage from visible light. SPD-SmartGlass technology has been selected as the exclusive smart glass for the USA Pavilion at the Milan World's Fair.

About Zuli:

Zuli, Inc. was founded with the goal of creating a more valuable smart home experience by having your devices learn and adapt based on your presence and preferences. After a successful Kickstarter campaign in 2014, Zuli raised additional capital through a seed round lead by prominent investors that include Menlo Ventures, Logitech, and Winklevoss Capital. Zuli has now announced partnerships with Nest (Thermostats), Logitech (Harmony universal remote) and Research Frontiers (smart windows) to integrate your favorite consumer home products with the Zuli app and their Presence technology. The company is headquartered in San Francisco, CA.

Details are noted in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. This press release is also available on the Company's website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute "forward-looking" statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 5.07 Submission of Matters to a Vote of Security-Holders

The following is a summary of how the 21,772,272 shares were voted at the Annual Meeting of Stockholders of Research Frontiers Incorporated held on June 11, 2015 on the various proposals voted upon and adopted at the Annual Meeting.

For the election of Joseph M. Harary as a Class I member of the Company’s Board of Directors, 8,346,575 shares voted in favor of election, 541,386 shares were withheld, and 12,884,311 shares were Broker Non-Votes.

For the election of Gregory G. Grimes as a Class I member of the Company’s Board of Directors, 8,356,661 shares voted in favor of election, 531,300 shares were withheld, and 12,884,311 shares were Broker Non-Votes.

For the election of Darryl Daigle as a Class III member of the Company’s Board of Directors, 8,390,359 shares voted in favor of election, 497,602 shares were withheld, and 12,884,311 shares were Broker Non-Votes.

For the ratification of the appointment of BDO USA, LLP as independent registered accountants of the Company for the fiscal year ending December 31, 2015, 21,020,962, shares were voted in favor of appointment, 133,454 shares were voted against appointment, and 617,856 shares abstained from voting.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1       Research Frontiers Press Release dated June 11, 2015.

99.2       Presentation by Joseph M. Harary at Research Frontiers June 11, 2015 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Seth L. Van Voorhees
By:	Seth L. Van Voorhees
Title:	CFO and VP, Business Development

Dated: June 11, 2015